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AGREEMENT
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Dated this 1st day of September 2004


BETWEEN NARROWSTEP LTD whose registered offices are at No1 Marylebone High
        Street, London W1M 3PA ("the Client")

                                       AND

ADAMAO LTD of 22 HARRISON CLOSE. TWYFORD, BERKS, RG10 8AJ, ENGLAND
        ("the Contractor")

WHEREAS

The Client wishes to appoint the Contractor to provide the services set out in
Schedule 1 (the "Services") and the Contractor wishes to supply the Services under the terms of this agreement (including its schedules (the "Agreement" or "Contract").

IT IS HEREBY AGREED AS FOLLOWS:

1.      SERVICES

1.1 The Contractor will provide the Services to the Client in accordance with the Clients' reasonable instructions at such times and places end in accordance with such standards as the Client shall reasonably require.

1.2     The Contractor warrants that he is qualified to provide these services.

1.3 The Contractor warrants that he is free to enter into this Agreement and that in doing so he will not be in breach of any obligation to any third party.

1.1 In supplying the Services the Contractor agrees to comply with the reasonable requirements of the Client and to advise the Client whenever it considers that the Client's requirements may be unsuitable or undesirable for whatever reason.

1.2     The Contractor represents, warrants and undertakes to the Client that:

        (a) the Services shall meet in all material respects the Client's requirements as described to the Contractor (in Schedule 1 or otherwise);

        (b) there is no third party whose consent is necessary in order for the Client to exercise the rights granted or purported to be granted to it by the Contractor pursuant to and in the terms of this Agreement; and


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        (c)     it shall perform the Services with reasonable skill and care and shall give priority to the provision of the Services over other business activities undertaken by the Contractor.

1.6 The Contractor shall perform and deliver the Services within such timescales as are agreed between the parties (such agreement not to be unreasonably withheld by the Contractor.) For the avoidance of doubt, time shall be of the essence in relation to all timescales in this Agreement associated with the Contractor.

1.7. The Contractor shall keep detailed records of all acts and things done by it in relation to the provision of the Services and at the Client's reasonable request shall make them available for inspection and provide copies to the Client.

1.8 The Contractor acknowledges that it shall ensure that any equipment, software or property located on the Client's premises are covered by an insurance policy held in its name or the name of the owner of that equipment, software or property. To the maximum extent permitted by applicable law the Client excludes all liability to the Contractor, its agents, or sub-contractors in respect of loss of or damage to equipment, software or property which is incurred on premises controlled by the Client.

1.9 The Contractor may send a substitute or delegate to perform the services subject to approval from Client. Where a substitute or delegate is sent by the Contractor all parts of this Agreement, jointly and severally shall apply to the substitute. The Contractor is solely responsible for arranging payments to the substitute or delegate and the delegate is answerable only to the Contractor. Should the Client decline approval for the use of a substitute then this Agreement will be terminated subject to clause 7 of this document.

1.10 The Contractor undertakes that any substitute shall be suitably qualified and will be fully briefed and trained at the Contractor's expense.

2.      DURATION

        This Agreement shall commence on the date at the head of this Agreement until terminated under these terms and conditions.

3.      FEES

3.1 In consideration of the provision of the Services the Contractor will be paid the fees set out in Schedule 1.

3.2 The Contractor will invoice monthly and all fees will be due and settled immediately on receipt of the Contractor's invoice. Overdue invoices will be subject to interest charged at the rate of Barclays base rate plus 5% pa.


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3.3     Unless otherwise stated all costs expressed in or in connection with this Agreement are expressed exclusive of value added or other applicable and relevant sales taxes.

3.4 Reasonable expenses associated with the provision of the Services will be paid on submission of an expense form. The Client agrees to pay Contractor's expenses only reasonably incurred. Fully evidenced expenses shall be paid by the Client to the contractor or (if relevant) its agents or subcontractors.

3.5     Same as 9.6

4.      CHANGE CONTROL

4.1     The Client may at any time request changes to the Services.

4.2 The Contractor shall not be obliged to agree to any request or recommended change. It shall not unreasonably withhold its agreement to such request.

5.      CONFIDENTIALITY

5.1 The Client and the Contractor both agree not to disclose any information about the other or its working practices to any other Party without express written permission, in accordance with the 'Mutual Non Disclosure Agreement', appended to this Agreement, Schedule 2. Any work carried out in accordance with this Agreement shall also remain confidential.

5.2 The Contractor will at all times work in accordance with the relevant Rules and Regulations of the SEC.

5.      INTELLECTUAL PROPERTY RIGHTS

6.1 The Contractor hereby assigns to the Client with full title guarantee all rights, title and interests including (without limitation) all world-wide intellectual property rights (including, without limitation, copyright, patents, trade marks, design rights - registered or unregistered - database rights or any equivalent worldwide rights) ("Intellectual Property Rights") in the subject matter of the Services developed for the Client including any related to prototypes of applications, designs or developments whether or not utilised by the Client.

6.2 The Contractor, where applicable, waives absolutely in favour of the Client and agrees never to assert any moral right it may have by virtue of the Copyright, Designs and Patents Act 1988 and, so far as it is legally possible, any broadly equivalent rights that they may have in any territory of the world.


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6.3     The contractor shall at the request of the Client do such acts and execute such documents as the Client may reasonably require in order to effect or confirm the provisions of this clause. For the avoidance of doubt nothing in this Contract shall serve to vest any of the Client's existing intellectual property rights in the Contractor.

7.      TERMINATION

7.1 Either Party shall be entitled to terminate this Agreement with immediate effect if the other Party is in breach of its obligations as set out in this Agreement.

7.2 If the Client terminates this Agreement pursuant to clause 7.1. the Contractor shall not be entitled to receive any further fees from the date of termination other than the accrued fees due and payable at that date.

7.3

7.4 Upon termination for whatever reason, both parties shall immediately deliver up to the other Party any property of the other Party which the first Party has no contractual rights to retain.

7.5 Notice of termination and any other notices served under the Agreement shall be made in writing and served by hand or by registered mail to the address at the top of this Agreement.

7.6 The termination of this Agreement whether pursuant to the provisions of this clause or any other clause of this Agreement shall save as expressly otherwise provided be without prejudice to any rights of either Party which have accrued prior to the date of effective termination of this Agreement.

7.7 Contractor agrees that for the duration of this Agreement and for 6 months following its final termination, including any notice period, without the express written consent of the Client no approach or offer regarding employment is to be made by or on behalf of the Contractor or its agents to employees, officers or contractors engaged by the Client and with whom the Contractor (or its employees, officers, agents or sub-contractors) have had contact in connection with the supply of the Services or otherwise in connection with this Agreement. Contractor acknowledges that payment to the Client to compensate it for its costs associated with replacing any such employee, officer or contractor will likely be required to obtain such consent.

7.8 Upon termination or completion of the agreement the Contractor agrees that Peter Lloyd shall immediately resign as CFO and Director of Narrowstep Inc and as Director of all Narrowstep subsidiaries and shall relinquish any other roles and responsibilities as an Officer of the Client company and company subsidiaries.


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8.      WARRANTIES

8.1 The Contractor represents, warrants and undertakes to the Client that it will use all reasonable endeavours to ensure that the services are provided in line with current best practices, including adherence to GAAP accounting procedures.

8.2 The Contractor represents, warrants and undertakes that the services will be carried out with due diligence and professional standards of care.

8.3 The Contractor shall use all reasonable endeavours to ensure the reasonable continuity of services under this Agreement.

9.5 The Contractor hereby agrees to indemnify the Client and keep the Client indemnified against all and any liability incurred by the Client arising from any proceedings actions claims or demands brought or made against Client by any third party for direct breach of any services provided by the Contractor or the Contractor's employees or substitutes.

9.6 The Contractor hereby agrees that they will at all times be responsible for due and timely payment of appropriate taxes and fully indemnify the Client from all and any claims arising from this Contract arising from demands for employment taxes, contributions or benefit payments.

10.     INDEMNITY

10.1 The Client will be relying upon the Contractor's skill, expertise, and experience in performing the Services and also upon the accuracy of all statements made and any advice given by the Contractor in connection with the provision of the Services and the Contractor agrees to indemnify the Client and keep the Client indemnified against all loss, damage, costs, legal costs, and professional and other expenses of any nature whatsoever incurred or suffered by the Client or by a third party as a result of such reliance.

10.2 For the avoidance of doubt, for the purposes of this Agreement the Contractor's personnel shall at all times be deemed to be the Contractor's employees whether such personnel are at the Client's site or anywhere else.

10.3 The provisions of this clause shall survive the termination of this Agreement howsoever caused.

11.     ENTIRE AGREEMENT

11.1 The parties agree that this Agreement contains the entire agreement of the parties end supersede all prior agreements, understandings or arrangements between them and further each Party acknowledges:


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        (a)     that it has not entered into this Agreement on the basis of, and does not rely, and has not relied upon, any statement or representation (whether negligently made or innocently made) or warranty or other provision (whether oral, written, express or implied) except those expressly repeated or referred to in this Agreement; and

        (b) the only remedy or remedies available in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of this Agreement; and

        (c) each Party further acknowledges that this clause shall not apply to any statement, representation or warranty made fraudulently or to any provision of this Agreement which was induced by fraud so that nothing in this Agreement shall affect the remedies available to the parties in respect of such fraudulent matters.

12.     RIGHTS OF THIRD PARTIES

        Unless expressly provided in this Agreement. no term of this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to it.

13.     GOVERNING LAW AND VARIATION

13.1 This Agreement shall be governed in all respects by the law of England and any dispute hereunder shall be subject to the exclusive jurisdiction of the English courts.

13.2 This Agreement shall be capable of being varied only by an instrument in writing under the hand of an officer or other representative of each of the parties hereto duly authorised in that behalf.

14.     SUB-CONTRACTING OR ASSIGNMENT

        Contractor may not assign or transfer any element of this Agreement or all or any of its rights hereunder without the prior written consent of the Client.

15.     DATA PROTECTION

        Contractor warrants that it shall comply with its obligations under the Data Protection Acts 1984 and 1998, any subsequent UK legislation implementing Directive 95/46/EU or Directive 97/66/EU and under the Acts.

16.     SEVERABILITY

        This Agreement is severable in that if any provision hereof is determined to be illegal or unenforceable by any court of competent jurisdiction such provision shall be deemed to have been deleted without affecting the remaining provisions of this Agreement


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17.     NO PARTNERSHIP, ETC

        Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto or constitute or be deemed to constitute either Party the agent of the other for any purpose whatsoever and neither Party shall have any authority or power to bind the other or to contract in the name of or create a liability against the other.

18.     WAIVER

        No failure by either Party to exercise any right or remedy available to it hereunder nor any delay so to exercise any such right to remedy shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

19.     NOTICES

        Any notice to be given hereunder by either Party to the other shall be in writing and delivered personally sent by prepaid recorded delivery or registered post to the addressee at the addressees registered office for the time being or by fax or e-mail and shall be deemed to be received if delivered personally at the time of receipt if sent by post at the expiration of 48 hours after being placed in the post (having been correctly addressed) whether or not received or if by fax or e-mail 24 hours after despatch to the correct fax number or e-mail address of the addressee.




I hereby declare that I am authorised to enter into this contract and do so without duress.



Signed an behalf of Adamao Ltd by Peter Lloyd:

/s/ Peter Lloyd

Signed on behalf of Narrowstep Inc:

/s/ Iolo Jones

Name:  Iolo Jones


Position: Chief Executive Officer


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                                   Schedule 1

THE SERVICES

The role will be to focus (almost exclusively) on completing the SEC filing. Also to continue acting as de facto Chief Financial Officer of Narrowstep Inc.


PERIOD

This contract is initially for a fixed period of four months that may be renewed thereafter, or if earlier until the completion of the SEC filing process and the company's shares being declared effective for trading by the SEC.


FEE

The fee shall be (pound)20,000 exclusive of VAT which will be paid monthly in (pound)5,000+ VAT instalments or as a lump sum at the end of the Period, should this be less than four months.


RESPONSE TIMES

The Contractor is required to inform the Client of his availability giving a minimum of seven days' notice.


OTHER

        1.     The invoice presented for August 2004 is settled as billed.
        2. The monthly and final payments are made along with all the other salaries a few days before month-end with no delays. Once the filing is declared effective the balance of the (pound)20k is due immediately, again with no delays.
        3. These figures exclude any reasonable expenses which will be settled in a timely fashion.
        4. Any further work that is required after Dec 31st or on going effective will either be by agreement or on the previous terms.
        5. Full support is provided and minimal delays in approving any work considered essential to the filing by the key services suppliers EY, LS, RKCO and LSG.
        6. The options granted to Peter Lloyd under the previous contract dated 20th November 2003 remain valid and in place and survive this agreement.


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                                   Schedule 2

                         MUTUAL NON DISCLOSURE AGREEMENT

The Parties intend to enter into discussions and correspondence about certain projects ("the Projects"). During the discussions and correspondence the Parties may acquire or disclose Confidential Information (as defined below). Each Party recognises and acknowledges the value and confidential nature of the Confidential Information and that damage could result to the other Party if it is disclosed to any third party.

The purpose of the Agreement is to set out the terms and conditions upon which each Party will disclose and receive Confidential Information from the other Party.

It is agreed as follows:

INTERPRETATION

For the purpose of this Agreement:

1.1 "Agreement" means this agreement and any schedule attached to this agreement;

1.2 "Associate" or "Associates" means an Associate Company and any director, officer, employee, consultant, representative, agent, advisor or other associate of a Party.

1.3 "Associate Company" means any holding company or subsidiary undertaking of such Party and any other subsidiary undertaking of any such holding company. For these purposes "holding company" and "subsidiary undertaking" shall have the meanings given in the Companies Act 1985 (as amended).

1.4     "Confidential Information" means

        (a) all information relating to the the business of a Party or its Associate which is disclosed by either Party or its Associates in writing, orally, on disc or otherwise to the other Party (or its Associate) including (without limitation):

                (i)     the information (if any) specified in SCHEDULE 2 to this
                        Agreement: and

                (ii) any information relating to the operation, plans, intentions, know-how, trade secrets, software, source code, object code, technical specification, research and development, analyses, compilation and studies, market opportunities, customers and potential customers, business and/or financial affairs of the other Party or of any Associate, customer or potential customer of any Associate;

        (b)     this Agreement and its contents; and


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        (c)     the fact that the parties are or were at any time discussing the
                Proposal.

For the avoidance of doubt, Confidential Information does not include information which:

        (d) at or after the time of disclosure to or acquisition by the Receiving Party or its Associates is in the public domain otherwise than through a breach of this Agreement by the Receiving Party; or

        (e) was lawfully within the possession of the Receiving Party or any of its Associates prior to its disclosure to the Receiving Party or such Associate by or on behalf of the Disclosing Party or its Associates provided that the source of such information was not bound by or subject to a confidentiality agreement with the Disclosing Party or any of its Associates in respect or by fiduciary or other similar duties of confidentiality thereto in respect; or

        (f) the Receiving Party is required to disclose by law, any Court of competent jurisdiction, any Government agency or regulatory body lawfully requesting the same or by the regulations or any recognised Stock Exchange provided that the Receiving Party notified the Disclosing Party in advanoc of such disclosure.

1.8 "the Disclosing Party" means the Party or its Associate who discloses any Confidential Information.

1.7 "the Receiving Party" means the Party or its Associate who receives or otherwise obtains any Confidential Information.

The headings in this Agreement are for convenience only and do not affect the meaning of this Agreement.


UNDERTAKINGS


2.1 In consideration of Confidential Information being made available to it both Parties agree (and represent, warrant and undertake that may will procure that their Associates agree in writing) to:

        (a) keep all Confidential Information strictly confidential and not to disclose the same without express prior written consent of the Disclosing Party;

        (b) not use or copy in any manner (or authorise or permit the use or copying of) the whole or part of any Confidential Information for any purpose other than evaluating the Proposal internally;


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        (c)     restrict access to any Confidential Information to such of its
                Associates who need to know such information for the purpose of evaluating the Proposal internally only;

        (d) not any time without the prior written consent of the Disclosing Party discuss with any Associate of the Disclosing Party any Confidential Information or any other matter in connection with the discussions that are taking or have taken place in relation to the Proposal;

        (e) procure that each of its Associates and any third party who has been disclosed any Confidential Information observe the terms of this Agreement as if it were a Party to it and the Receiving Party shall be responsible for any breach of the undertakings in this Agreement by way of its Associates or any such third party;

        (f) not use information for its own or its Associates competitive advantage; and

        (g) not undertake any marketing activity or make any public announcement concerning the other Party, its business, products or services, the Proposal or its products or services which have benefited from or make use of information provided pursuant to this Agreement without the prior written consent of the Disclosing Party.

2.2 Each Party warrants to the other that neither it nor any of its Associates has disclosed or made use of Confidential Information which would be a breach of any of clauses 2.1 to 2.8 if such provisions had been in force prior to the data of this Agreement.


3.      FURTHER UNDERTAKINGS

        The Receiving Party will, in the event of the Disclosing Party requesting in writing, immediately return to the Disclosing Party, delete or destroy all Confidential Information in all recorded forms including any stored in an electronic database (together with any copies) in its possession or under its control) and confirm such return, deletion or destruction in writing to the Disclosing Party save that the Receiving Party may for the purposes only of compliance with legal regulatory and professional obligations preserve (but subject to a continuing duty to keep such information confidential) copies of the Confidential Information.


4.      NO REPRESENTATIONS OR WARRANTIES

        Save in respect of fraud, neither Party gives any warranty as to the accuracy or completeness of information supplied pursuant to this agreement. Save for personal injury or death caused by it or its Associate's negligence or for fraud, neither Party nor its Associates shall have any responsibility or liability to the other whatsoever arising in respect of the other's use of any Confidential Information disclosed under this Agreement.


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5.      NO OFFER

        The Receiving Party agrees that the provision of Confidential Information made available to it for the purpose of the Proposal does not and will not constitute any offer by or to any Party nor will any such documents or information form the basis of any contract. For the avoidance of doubt neither Party shall be under any obligation to disclose any information.


6.      PROPRIETORSHIP

        All Confidential Information and any intellectual property rights in such Confidential Information shall remain the property of the Party which supplies it an except as expressly provided in this Agreement, neither Party grants any license in respect of any Confidential Information.


7.      DURATION

        This Agreement shall commence on the date at the head of this Agreement and continue in full force and effect indefinitely (and for the avoidance of doubt whether or not the parties reach an agreement on the Proposal).


8.      CONSEQUENCES OF BREACH

        The Receiving Party undertakes that it will indemnify and keep indemnified the Disclosing Party and its Associates from and against all losses, damages, costs, expense, claims, demands and other liabilities or whatsoever nature arising as a direct result of any use or disclosure of Confidential Information in breach of the terms of this Agreement provided that in no circumstance shall either Party be liable for any indirect or consequential loss (including loss of profit) suffered by the other or its Associates.


9.      RIGHTS

9.1 All rights granted to either Party shall be cumulative and nor exhaustive of any rights and remedies which is not capable of exclusion by law. Any failure or delay by either Party in exercising any right, power or privilege hereunder shall not act as a waiver hereunder nor shall any single or partial exercise preclude any further exercise of any rights, power or privilege by such Party.


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9.2     No variation of the Agreement shall be effective unless in writing signed by a director on behalf of each Party.


10.     ENTIRE AGREEMENT

        This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and representations, whether written or oral, with respect thereto.

        Each Party acknowledges that:

        It does not enter into this Agreement on the basis of and does not rely, and has not relied, upon any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made or agreed to by any person (whether a Party to this Agreement or not) except those expressly repeated or referred to in this Agreement and the only remedy or remedies available in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of contract under this Agreement.

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